As filed with the Securities and Exchange Commission on May 27, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICOS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	91-1463450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22021 — 20th Avenue S.E.

Bothell, Washington 98021

(425) 485-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JOHN B. KLIEWER, ESQ.

Vice President and General Counsel

ICOS Corporation

22021 — 20th Avenue S.E.

Bothell, Washington 98021

(425) 485-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

STEPHEN M. GRAHAM, ESQ.

Orrick, Herrington & Sutcliffe LLP

719 Second Avenue, Suite 900, Seattle, Washington 98104

(206) 839-4300

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1993, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)(4)

Common Stock, $0.01 par value

Debt Securities

Convertible Debt Securities

Total			$150,000,000	$12,135

(1)	Pursuant to Rule 457(o) and General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended, the table does not specify by each class information as to the amount to be registered, the proposed maximum aggregate price per unit or the proposed maximum aggregate offering price. In addition to such presently indeterminate principal amount or number of shares of common stock, debt securities and convertible debt securities as may be offered, from time to time, by the Registrant being registered hereunder, there are also being registered hereunder such presently indeterminate principal amount or number of shares of common stock, debt securities and convertible debt securities of the Registrant as are issuable upon conversion, exchange, exercise or settlement of securities registered hereunder. No separate cash consideration will be received for any securities registered hereunder that are issued upon conversion of, or in exchange for, other securities registered hereunder. For each class of security, the amount to be registered, the proposed maximum aggregate price per unit and the proposed maximum aggregate offering price will be determined from time to time by us in connection with the issuance of the securities registered hereunder. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the prospectus contained in this registration statement exceed $150,000,000. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $150,000,000 less the dollar amount of any securities previously issued hereunder.
(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.
(4)	Of the $12,135 registration fee for this registration statement, $6,615 is being paid herewith and $5,520 represents the unused portion of the registration fee paid in connection with the Registrant’s registration statement on Form S-3 No. 333-72966 (initial filing date November 7, 2001) and is offset against the registration fee due under this Registration Statement pursuant to Rule 457(p) of the Securities Act of 1933. The Registrant’s registration statement on Form S-3 No. 333-72966 (initial filing date November 7, 2001) is deemed to be withdrawn.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2003

PROSPECTUS

COMMON STOCK

DEBT SECURITIES

CONVERTIBLE DEBT SECURITIES

ICOS Corporation may offer common stock, debt securities or convertible debt securities from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement that will accompany this prospectus. The securities offered by this prospectus will have an aggregate public offering price of up to $150,000,000.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. We may sell the securities or we may distribute them through underwriters or dealers.

Our common stock is quoted on the Nasdaq National Market under the symbol “ICOS.” On May 19, 2003, the closing sale price of our common stock as quoted on the Nasdaq National Market was $27.00 per share. Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any other of these securities on any securities exchange or on the Nasdaq National Market.

Investing in our securities involves a high degree of risk. See the section entitled “ Risk Factors” that begins on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May     , 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the Commission, using the Commission’s shelf registration process. Under this shelf process, we may sell the common stock, debt securities or convertible debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering, including the amount, price and terms of the offered securities. The prospectus supplement for a particular offering may also add, update or change information contained in this prospectus. In addition, we may update or supplement any prospectus supplement relating to a particular offering. You should read carefully both this prospectus and any applicable prospectus supplement together with the additional information about ICOS Corporation to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than its date, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ICOS CORPORATION

ICOS is a product-driven company that has expertise in both protein-based and small molecule therapeutics. We combine our capabilities in molecular, cellular and structural biology, high-throughput drug screening, medicinal chemistry and gene expression profiling to develop highly innovative products expected to have significant commercial potential. We apply our integrated approach to erectile dysfunction and other urologic disorders, sepsis, psoriasis and inflammatory diseases. Our strategy targets multiple therapeutic areas with drugs that act through distinct molecular mechanisms. We believe this strategy increases our opportunities to market breakthrough products.

Our lead product is Cialis™ (tadalafil) for the treatment of erectile dysfunction. Cialis is marketed in Europe by us and Eli Lilly and Company, or Lilly, through Lilly ICOS LLC, or Lilly ICOS, a joint venture we established with Lilly in 1998. Lilly ICOS continues development work for anticipated U.S. Food and Drug Administration, or FDA, approval to market Cialis in the United States.

We were incorporated in Delaware in September 1989. References in this prospectus to “ICOS,” “we,” “our” and “us” refer to ICOS Corporation and our subsidiaries. Our principal executive offices are located at 22021—20th Avenue S.E., Bothell, Washington 98021, and our telephone number is (425) 485-1900. Our Internet address is www.icos.com. Information contained on our Web site does not constitute a part of this prospectus.

RISK FACTORS

This offering involves a high degree of risk. Before you invest in our securities, you should be aware of various risks and uncertainties, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus and in any prospectus supplement, before you decide whether to purchase any of our securities. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the following risks actually occur, our business and operating results could be harmed. This could cause the market price of our common stock to decline, could impair the value of any of our other securities, and you may lose all or part of your investment.

Risks Related to Our Business

We have a history of losses and may never achieve profitability.

We have incurred significant operating losses since we began operations in 1990. As of March 31, 2003, we had an accumulated deficit of $504.5 million. We currently do not expect to achieve profitability for at least two to three years. Even if we do become profitable, we cannot assure you that we would be able to sustain or increase profitability on a quarterly or annual basis. Sales of Cialis in Europe, which are reported by Lilly ICOS, began in late January 2003. ICOS has never reported revenues from the sale of approved pharmaceutical products. Our operating losses have been increasing during the past several years and we anticipate that operating expenses will increase in the future as we continue development of our potential products, seek to obtain necessary regulatory approvals and manufacture and market these product candidates. We expect to incur substantial marketing and other costs related to commercializing Cialis in Europe and, if we are able to complete development and obtain regulatory approval for Cialis in the United States, related to commercialization in the United States. Even if we successfully develop products, we may be unable to generate significant revenues from those products to achieve and maintain profitability.

Our operating results are subject to fluctuations that may cause our stock price to decline.

Our operating results have fluctuated in the past and are likely to continue to do so in the future. Our revenue is unpredictable and may fluctuate due to many factors, some of which we cannot control. For example, factors affecting our revenues presently or in the future could include:

•	timing of nonrecurring license fees;

•	level of contract manufacturing activity;

•	achievement of milestones under new and existing license and collaborative agreements;

•	timing and success of product launches;

•	level of demand for our products;

•	changes in wholesaler buying patterns;

•	changes in reimbursement rates or policies;

•	government regulation;

•	changes in physician prescribing habits;

•	increased competition for new or existing products;

•	fluctuations in foreign currency exchange rates; and

•	changes in our product pricing strategies.

Revenue historically recognized under our prior collaborative agreements may not be an indicator of revenue from any future collaborations. In addition, our expenses are unpredictable and may fluctuate from quarter to quarter due to the timing of expenses, which may include payments owed by us under licensing or collaborative arrangements. We believe that quarter-to-quarter comparisons of our operating results are not a good indicator of our future performance and should not be relied upon to predict our future performance.

It is possible that, in the future, our operating results in a particular quarter or quarters will not meet the expectations of securities analysts or investors, causing the market price of our common stock to decline. In the past, some companies that have experienced decreases in the market price of their stock have been subject to securities class action litigation. A securities class action lawsuit against us could result in substantial damages, costs and a diversion of our management’s attention and resources.

Our clinical trials may fail to demonstrate the safety and efficacy of our product candidates, which could prevent or significantly delay their regulatory approval.

Successful development of pharmaceutical and biotechnology products is highly uncertain, and very few research and development projects produce a commercial product. Any failure or substantial delay in completing clinical trials for our product candidates may severely harm our business. We must subject our potential product candidates to extensive preclinical and clinical testing to demonstrate their safety and efficacy for humans before obtaining regulatory approval for the sale of any of such products. Clinical trials are expensive, time-consuming and may take years to complete. We may not complete clinical trials of product candidates under development, and the results of the trials may fail to demonstrate the safety or efficacy of such product candidates to the extent necessary to obtain regulatory approvals or to make commercialization of the product candidates worthwhile. At any time during these clinical trials, factors such as ineffectiveness of the product candidate, discovery of unacceptable toxicities or side effects, development of disease resistance or other physiological factors, or delays in patient enrollment, could cause us to interrupt, limit, delay or abort the development of these product candidates.

In addition, success in preclinical and early clinical trials does not ensure that late-stage or large-scale trials will succeed. Many companies in the pharmaceutical and biotechnology industries, including us, have suffered significant setbacks in clinical trials, even after promising results had been obtained in earlier trials. We have stopped two of our late-stage Phase 3 clinical trials of product candidates following interim analyses: a trial of Pafase® (recombinant human platelet-activating factor acetylhydrolase) for the treatment of severe sepsis was stopped in late 2002, and a study of LeukArrest™ (rovelizumab) for the treatment of ischemic stroke was stopped in early 2000.

We may at times elect to use clinical strategies with a relatively higher risk of failure to advance product candidates through clinical development as rapidly as possible. For example, we may commence clinical trials without conducting preclinical animal efficacy testing, or we may conduct late-stage trials based on limited early-stage data. As a result, we anticipate that only some of our product candidates may show safety and efficacy in clinical trials and many may encounter difficulties or delays during clinical development.

Government regulatory authorities may not approve our product candidates.

Any failure to receive the regulatory approvals necessary to commercialize our product candidates, in particular Cialis, could cause our business to fail. Our product candidates are subject to extensive and rigorous government regulation. For example, the FDA regulates, among other things, the development, testing, manufacture, safety, efficacy, record keeping, labeling, storage, approval, advertising, promotion, sale and distribution of pharmaceutical products. Our products marketed abroad are also subject to extensive regulation by foreign governments. None of our product candidates has been approved for sale in the United States, and only Cialis has been approved for sale outside of the United States. In addition, we have only limited experience in filing and pursuing applications necessary to gain regulatory approvals, which may impede our ability to obtain such approvals.

The regulatory review and approval process, which includes preclinical studies and clinical trials of each product candidate, is lengthy, expensive and uncertain. To secure FDA approval, we must submit extensive preclinical and clinical data and supporting information to the FDA for each indication to establish the product candidate’s safety and efficacy. The approval process may take years to complete and may involve ongoing requirements for post-marketing studies. Any FDA or other regulatory approval of our product candidates, once obtained, may be withdrawn. The effect of government regulation may be to:

•	delay marketing potential products for a considerable period of time;

•	limit the indicated uses for which potential products may be marketed;

•	impose costly requirements on our activities; and

•	provide competitive advantage to other pharmaceutical and biotechnology companies.

In addition, regulatory compliance may prevent us from introducing new or improved products or may require us to stop marketing products. If we fail to comply with the laws and regulations pertaining to our business, we may be subject to sanctions, including the temporary or permanent suspension of operations, product recalls, marketing restrictions and civil and criminal penalties.

In June 2001, Lilly ICOS submitted a New Drug Application to the FDA for Cialis for the treatment of erectile dysfunction and, in April 2002, received an “approvable” letter from the FDA. The letter indicated that FDA approval for Cialis is conditional upon completion of additional pharmacology studies, labeling discussions and manufacturing inspections. If the FDA finds that the additional required data are insufficient or if the FDA is unsatisfied with the manufacturing inspections, the FDA could require corrective action or additional data, which could further delay or prevent approval. For example, the FDA could require additional trials for Cialis that could require clinical testing in significantly more patients. Any additional trials could take years and require significant resources.

We may be unable to establish sales and marketing capabilities necessary to successfully commercialize our potential products.

As a company, we have no experience in selling or marketing pharmaceutical products and have only recently hired a small number of experienced sales and marketing managers. Lilly is expected to provide the majority of the sales and marketing resources to Lilly ICOS. Because we expect to market or co-market our potential products through a direct sales force, we will need to either hire a sales force with expertise in pharmaceutical sales or contract with a third party to provide a sales force to meet our needs. We may be unable to establish marketing, sales and distribution capabilities necessary to commercialize and gain market acceptance for our potential products. In addition, co-promotion or other marketing arrangements with others to commercialize potential products could significantly limit the revenues we derive from these potential products, and these parties may fail to commercialize our potential products successfully.

The success of Cialis depends on the marketing, promotion, sales and distribution activities of our partner, Lilly.

Through Lilly ICOS, we and Lilly have joint responsibility for the promotion, sale and distribution of Cialis in North America and Europe. In addition, Lilly has promotion, sales and distribution rights to Cialis for the other parts of the world, with royalties to be paid to Lilly ICOS. We believe that, for Cialis to be widely adopted, the efforts of a sizeable, experienced pharmaceutical sales force are needed. We may rely heavily on Lilly for promotion, sales and marketing of Cialis, even with respect to our joint responsibilities, because we have limited staff, capabilities and experience in these areas. If Lilly fails to devote appropriate resources to promote, sell and distribute Cialis, sales of Cialis could be reduced. In addition, if Lilly breaches or terminates its agreement with us, or otherwise fails to conduct its Cialis-related activities in a timely manner, sales of Cialis could be delayed, reduced or become substantially more costly for us to achieve.

We may be unable to establish or maintain the manufacturing capabilities necessary to develop and commercialize our potential products.

We do not have facilities to manufacture small molecule product candidates, such as Cialis, and we do not have sufficient manufacturing capacity to manufacture our biological product candidates in quantities necessary for commercial sale. In addition, our manufacturing capacity may be inadequate to complete all clinical trials contemplated by us over time. We intend to rely significantly on contract manufacturers, including our collaboration partners, to produce large quantities of drug material needed for clinical trials and commercialization of our potential products. We will have to depend on these manufacturers to deliver materials on a timely basis and to comply with regulatory requirements, including Good Manufacturing Practices regulations enforced by the FDA through its facilities inspection program. Contract manufacturers may be unable to meet our needs with respect to timing, quantity or quality of materials, and may fail to satisfy applicable regulatory requirements with respect to the manufacture of these materials. If we are unable to contract for a sufficient supply of needed materials on acceptable terms, or if we should encounter delays or difficulties in our relationships with manufacturers, our revenues and potential profitability may be lower. For example, our ability to satisfy demand for our products could be reduced, which could adversely affect our operating results. Further, our clinical trials may be delayed, which would delay the submission of product candidates for regulatory approval and the market introduction and subsequent commercialization of our potential products.

Manufacturing product candidates in compliance with regulatory requirements is complex, time-consuming and expensive. If we make changes in our manufacturing processes, the FDA and corresponding foreign authorities may require us to demonstrate that the changes have not caused the resulting drug material to differ significantly from the drug material previously produced. Also, we may want to rely on results of prior preclinical studies and clinical trials performed using the previously produced drug material. Depending on the type and degree of differences between the newer and older drug material, we may be required to conduct additional animal studies or clinical trials to demonstrate that the newly produced drug material is sufficiently similar to the previously produced drug material. We and our collaboration partners have made manufacturing changes and are likely to make additional manufacturing changes for the production of our product candidates currently in development. Manufacturing changes could result in delays in development or regulatory approval or in reduction or interruption of commercial sales of our potential products, and could impair our competitive position.

We may develop our manufacturing capacity in part by expanding our current facilities or building new facilities. Either of these activities would require substantial additional funds, and we would need to hire and train significant numbers of employees to staff these facilities. We may be unable to develop manufacturing facilities that are sufficient to produce drug material for clinical trials or commercial use. Moreover, we and any contract manufacturers that we may use must continually adhere to current Good Manufacturing Practices regulations. The FDA pre-market approval of our product candidates will not be granted if our facilities or the facilities of contract manufacturers cannot pass a preapproval plant inspection. In complying with these regulations and foreign regulatory requirements, we and any of our contract manufacturers will be obligated to expend time, money and effort in production, record keeping and quality control in an effort to ensure that our potential products meet applicable specifications and other requirements. If we or any of our contract manufacturers fail to comply with these requirements, we may be subject to regulatory sanctions.

Cialis is currently manufactured for Lilly ICOS by Lilly and it is expected that Cialis will continue to be manufactured by Lilly for sale in all markets where regulatory approval has been granted. Recently, Lilly has had a number of regulatory issues with its U.S. manufacturing facilities. In early 2001, as a result of preapproval plant inspections for certain of its products, the FDA issued a warning letter to Lilly regarding its U.S. manufacturing practices. In November 2001, following a reinspection of its manufacturing facilities, the FDA noted additional observations. In the spring of 2002, the FDA conducted a comprehensive review of eight of Lilly’s global manufacturing sites and a number of observations were noted. In the fall of 2002, Lilly provided the FDA with a comprehensive plan to upgrade its manufacturing and quality operations, particularly at its Indianapolis facilities. Lilly has stated that it is moving vigorously to implement the plan and is engaged in discussions with the FDA on its plan and its ongoing implementation. The FDA has not yet cleared all of Lilly’s manufacturing operations and Lilly is preparing for inspections at its Indianapolis facilities.

Lilly stated that the FDA recently formalized its feedback in a letter to Lilly, which summarizes the agency’s general expectations for bringing Lilly’s Indianapolis facilities into compliance. The next major milestones in the process will be completion of the reinspections of the dry products facility and the sterile injectable facility in Indianapolis. The reinspections began in early May 2003. The timeline for resolution of these issues is difficult to predict. Lilly has informed us that the FDA approval of Cialis and availability of Cialis for the U.S. market is not expected to be affected by Lilly’s manufacturing issues. We cannot assure you, however, as to what future actions the FDA may take with regard to the manufacturing of Cialis, and we cannot be certain that Lilly’s outstanding manufacturing issues will not impact the anticipated approval or sale of Cialis in the United States.

Our business may be harmed if we cannot obtain sufficient quantities of raw materials and process them reliably and timely.

We depend on others for the timely supply of raw materials used to manufacture Cialis for sale in Europe and to conduct preclinical testing and clinical trials of product candidates. Once a supplier’s materials have been selected for use in our manufacturing process, the supplier in effect becomes a sole or limited source of that raw material due to regulatory compliance procedures. Presently, Lilly is the sole authorized provider of the active pharmaceutical ingredient, or API, utilized in the manufacture of Cialis, and all API production for Cialis is conducted at a single Lilly facility. Lilly relies on a third-party vendor which has the exclusive rights to mill the API to conform the drug substance to specifications used in the manufacturing process. Once milled, the refined API is shipped to a different Lilly location, where the drug substance is manufactured into tablets, packaged and made ready for sale. At each of these stages in the manufacturing process, Lilly ICOS depends on an exclusive provider (i.e., Lilly or another vendor) for the timely supply and processing of raw materials. If any of these suppliers or processing facilities were to cease production or otherwise fail to supply Lilly ICOS with raw materials or manufacturing services in a timely manner, Lilly ICOS and ICOS could be materially adversely affected. Similar risks exist with respect to raw materials used in testing and developing our other product candidates.

We may be unable to compete successfully in the markets for pharmaceutical and biotechnological products.

The markets in which we compete are well established and intensely competitive. We may be unable to compete successfully against our current and future competitors. Our failure to compete successfully may result in pricing reductions, reduced gross margins, failure to achieve market acceptance for our products and inability to achieve profitability.

Cialis and our potential products, if approved and commercialized, compete or will compete against well-established existing therapeutic products or treatments. In addition, a number of pharmaceutical and biotechnology companies are currently developing products targeting the same diseases and medical conditions that we target. For example, Pfizer Inc., or Pfizer, and GlaxoSmithKline, or GSK, two of the largest pharmaceutical companies in the world, have products that compete with our product Cialis. Pfizer has already successfully commercialized Viagra® (sildenafil citrate), a PDE5 inhibitor. Also, Bayer AG, together with its marketing partner GSK, recently began marketing Levitra™ (vardenafil HCI), another PDE5 inhibitor for the treatment of erectile dysfunction, in Europe. Bayer has received an “approvable” letter from the FDA, and a regulatory decision regarding Levitra could occur as early as August 2003. An FDA decision for Cialis is expected to occur late in the second half of 2003, with product launch anticipated to occur shortly thereafter. We expect that the commercial prospects for Cialis will ultimately be determined by the product’s attributes. Initial commercial introduction in the United States could be negatively impacted if Cialis reaches the U.S. market after Levitra. If, in the perception of securities analysts or investors, the timing or relative position of market entry for Cialis is seen as disadvantaged, our stock price could decline.

Our competitors include pharmaceutical companies, biotechnology companies, academic and research institutions and government agencies. Many of these organizations have substantially more experience and more capital, research and development, regulatory, manufacturing, sales, marketing, human and other resources than we do. Furthermore, large pharmaceutical companies recently have been consolidating, which has increased their resources and concentrated valuable intellectual property assets. As a result, they may:

•	develop products that are safer, more effective or less costly than any of our current or future products or that render our products obsolete;

•	obtain FDA and other regulatory approvals or reach the market with their products more rapidly than we can or with labeling claims more favorable than ours, which would reduce the potential sales of our product candidates;

•	obtain intellectual property rights that could increase our costs or prevent development or commercialization of our product candidates;

•	devote greater resources to market or sell their products;

•	adapt more quickly to new technologies and scientific advances;

•	initiate or withstand substantial price competition more successfully than we can;

•	have greater success in recruiting skilled workers from the limited pool of available talent;

•	more effectively negotiate third-party licensing and collaborative arrangements; and

•	take advantage of acquisition or other opportunities more readily than we can.

We face, and will continue to face, intense competition from other companies for collaborative arrangements with pharmaceutical and biotechnology companies, for relationships with academic and research institutions, and for licenses to proprietary technology. In addition, we anticipate that we will face increased competition in the future as new companies enter our markets and as scientific developments surrounding protein-based and small molecule therapeutics continue to accelerate.

Our products, even if approved by the FDA or regulatory agencies outside of the United States, may not achieve market acceptance among hospitals, insurers or patients.

Our products, even if approved by the FDA or regulatory agencies outside of the United States, may fail to achieve market acceptance, which would impair our ability to become profitable. We believe that the degree of market acceptance of our potential products will depend on:

•	our ability to provide acceptable evidence of efficacy and safety, including side effects;

•	our ability to provide these potential products at competitive prices; and

•	the availability and extent of third-party reimbursement for these potential products.

In addition, market acceptance depends on the effectiveness of our marketing strategies. To date, we have relied significantly on the marketing experience of Lilly, as we have limited sales and marketing experience or capabilities.

If we are unable to protect our intellectual property rights adequately, the value of our potential products could be diminished.

Our success depends to a significant extent on our ability and the ability of our collaboration partners to obtain, maintain and enforce patents and other proprietary rights. Patent law relating to the scope of claims in the biotechnology field in which we operate is still evolving and is surrounded by a great deal of uncertainty. Accordingly, we cannot assure you that our pending patent applications will result in issued patents. In addition, we cannot assure you that others have not filed patent applications for technology covered by our pending applications or that we were the first to invent the technology. There may be third-party patents or patent applications relevant to our potential products that may block or compete with the technologies covered by our patent applications.

In addition, although we own a number of patents, the issuance of a patent is not conclusive as to its validity or enforceability, and third parties may challenge the validity or enforceability of our patents. We cannot assure you how much protection, if any, will be given to our patents if we attempt to enforce them and they are challenged in court or in other proceedings. It is possible that a competitor may successfully challenge our patents or that challenges will result in limitations of their coverage. In addition, the cost of litigation to uphold the validity of patents can be substantial. If we are unsuccessful in such litigation, third parties may be able to use our patented technologies without paying licensing fees or royalties to us.

Moreover, competitors may infringe our patents or successfully avoid them through design innovation. To prevent infringement or unauthorized use, we may need to file infringement claims, which are expensive and time-consuming. In addition, in an infringement proceeding a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the ground that its technology is not covered by our patents. Policing unauthorized use of our intellectual property is difficult, and we cannot assure you that we will be able to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

In addition to our patented technology, we also rely on unpatented technology, trade secrets and confidential information. We may be unable to effectively protect our rights to this technology or information. Other parties may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We require each of our employees, consultants and corporate partners to execute a confidentiality agreement at the commencement of an employment, consulting or collaborative relationship with us. These agreements may not, however, provide effective protection of our technology or information or, in the event of unauthorized use or disclosure, may not provide adequate remedies.

We may be subject to substantial costs and liability or be prohibited from commercializing our potential products as a result of patent infringement litigation and other proceedings relating to patent rights.

Patent litigation is very common in the pharmaceutical industry. We cannot assure you that third parties will not assert patent or other intellectual property infringement claims against us or our collaboration partners with respect to technologies used in potential products. For example, on October 22, 2002, the U.S. Patent and Trademark Office issued to Pfizer a “method of use” patent (US6469012). Later that day, Pfizer filed a lawsuit in United States District Court for the District of Delaware against ICOS, Lilly and Lilly ICOS alleging that the proposed marketing of product candidate Cialis would infringe this patent. We believe that Pfizer’s suit lacks merit and intend to vigorously pursue our defenses.

The Pfizer suit and any additional claims that might be brought against us relating to infringement of patents may cause us to incur significant expenses and, if successfully asserted against us, may cause us to pay substantial damages. Furthermore, as a result of a patent infringement suit brought against us or our collaboration partners, we or our collaboration partners may be forced to stop or delay developing, manufacturing or selling potential products that are claimed to infringe a third party’s intellectual property unless that party grants us or our collaboration partners rights to use its intellectual property. We or our collaboration partners may be unable to obtain these rights on commercially reasonable terms, if at all. Even if we or our collaboration partners were able to obtain rights to the third party’s intellectual property, these rights may be nonexclusive, thereby giving our competitors access to the same intellectual property. For example, if Pfizer were to prevail in its suit against us, we might be subject to substantial damages, prohibited from marketing Cialis for the treatment of erectile dysfunction in the United States, or required to enter into a license agreement to market Cialis in the United States. We cannot assure you that any required agreement would be available on commercially reasonable terms, if at all. In the event that we are unable to profitably market Cialis in the United States, our future financial condition, and our ability to obtain additional funding, would be adversely affected, including our ability to pursue our development programs.

Ultimately we may be unable to commercialize some of our potential products or may have to cease some of our business operations as a result of patent infringement claims, which could severely harm our business. Even if we were to prevail, any litigation could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations.

Additionally, we may have to resort to costly and time-consuming proceedings and litigation to determine the validity or scope of the proprietary rights of others. For example, we, Lilly and eleven other companies were involved in an opposition proceeding in the European Patent Office in which we opposed a patent previously granted by the European Patent Office to Pfizer. This patent (EP702555) is a “method of use” patent similar to the patent (US6469012) subsequently granted to Pfizer in the United States. Although the opposition proceeding was successful before the Opposition Division of the European Patent Office, which on July 18, 2001, revoked all of the claims, Pfizer has appealed. Pfizer’s European patent had been nationalized by Pfizer in most European countries. Lilly ICOS brought suits challenging the patent in a number of these countries. Generally, these cases have been stayed pending the appellate decision in the opposition proceeding before the European Patent Office. The resolution of the European Patent Office appeal and pending or subsequent litigation in the various European countries could take years. If Pfizer’s patent were not ultimately revoked by the European Patent Office or by the courts in European countries, we might be subject to litigation by Pfizer in Europe, prohibited from marketing Cialis for the treatment of erectile dysfunction in some European countries, or required to enter into license agreements to market Cialis in Europe. We cannot assure you that such agreements would be available on commercially reasonable terms, if at all.

We, Lilly and Lilly ICOS, as appropriate, have also initiated or are defending lawsuits against Pfizer in other jurisdictions around the world with respect to patents corresponding to Pfizer’s U.S. and the European Patent Office “method of use” patents. Presently, litigation is pending in Australia, Brazil, Canada, Mexico, and New Zealand. Litigation in other countries may ensue as the world-wide commercialization of Cialis proceeds. The resolution of the litigation in these various countries could take years. If Pfizer’s patent in any one or more of the countries were not ultimately revoked by the courts, we might be prohibited from marketing Cialis for the treatment of erectile dysfunction in those countries, or be required to enter into license agreements to market Cialis in those countries. We cannot assure you that such agreements would be available on commercially reasonable terms, if at all.

Furthermore, after seeking advice of counsel, we may undertake research and development with respect to potential products even when we are aware of third-party patents that may be relevant to these potential products, on the basis that such third-party patents may be challenged or licensed by us. We may be subject to patent infringement claims if our subsequent challenges to such patents were not to prevail. In addition, if our subsequent attempts to license such patents were to prove unsuccessful, we may be unable to commercialize these potential products after having incurred significant expenditures.

We may be required to defend lawsuits or pay damages in connection with the alleged or actual harm caused by our product or product candidates.

We face inherent exposure to product liability claims in the event that the use of our product is alleged to have resulted in harm to others. This risk exists in clinical trials as well as in commercial distribution. In addition, the pharmaceutical and biotechnology industries in general have been subject to significant medical malpractice litigation. We may incur significant liability if product liability or malpractice lawsuits against us are successful. Furthermore, product liability claims, regardless of their merits, could be costly and divert management’s attention from other business concerns, or adversely affect our reputation and the demand for our products. Although we maintain product liability insurance, we cannot be certain that this coverage is adequate or that it will continue to be available to us on acceptable terms.

If we are unable to obtain additional funding needed to develop, market and sell our potential products, we could be required to delay, scale back or eliminate expenditures for some of our programs or grant rights to third parties to develop and market our potential products.

Our business does not currently generate the cash needed to finance our operations. We will require substantial financial resources to conduct the time-consuming and costly research, preclinical development, clinical trials, manufacturing, regulatory, and sales and marketing activities necessary to commercialize our potential products. We expect to seek additional financing through public or private sources, including equity or debt financings, and through other alternatives, including collaborative arrangements. Poor financial results, unanticipated expenses or unanticipated opportunities that require financial commitments could give rise to additional financing requirements. Financing may, however, be unavailable when we need it or may not be available on acceptable terms, if at all. If we raise additional funds by issuing common stock or convertible debt securities, the percentage ownership of our existing stockholders could be reduced. Any debt or equity securities that we issue may have rights superior to those of our common stock. If we are unable to raise additional funds when we need them, we could be required to delay, scale back or eliminate expenditures for some of our development programs or grant rights to third parties to develop and market product candidates that we would prefer to develop and market internally. If we are required to grant such rights, the ultimate value of these product candidates to us may be reduced.

If we fail to negotiate or maintain successful collaborative arrangements with third parties, our development and marketing activities may be delayed or reduced.

We have entered into, and we expect to continue to enter into collaborative arrangements with third parties who provide us with funding and/or who perform research, development, regulatory compliance, manufacturing, or marketing activities relating to some or all of our product candidates. If we fail to secure or maintain successful collaborative arrangements, our development and marketing activities may be delayed or reduced. Currently, we have collaborative arrangements with Lilly, Biogen, Inc. and other companies and research laboratories. We may be unable to negotiate additional collaborative arrangements or, if necessary, modify our existing arrangements on acceptable terms.

Our collaborative agreements can be terminated under certain conditions by our partners. In addition, our partners may separately pursue competing products, therapeutic approaches or technologies to develop treatments for the diseases targeted by us or our collaborative efforts. Even if our partners continue their contributions to the collaborative arrangements, they may nevertheless determine not to actively pursue the development or commercialization of any resulting products. Disputes may arise between us and our partners as to a variety of matters, including financing obligations under our agreements and ownership of intellectual property rights. Also, our partners may fail to perform their obligations under the collaborative arrangements or may be slow in performing their obligations. In addition, our partners may experience financial difficulties at any time that could prevent them from having available funds to contribute to these collaborations. In these circumstances, our ability to develop and market potential products could be severely limited.

Acquisitions, mergers or investments in businesses, products or technologies could harm our business, operating results and stock price.

We may acquire, merge with or invest in other businesses, products or technologies that are intended to complement our existing business. From time to time, we have had discussions and negotiations with companies regarding business combinations or investing in these companies’ businesses, products or technologies, and we regularly engage in these discussions and negotiations in the ordinary course of our business. Our management has limited or no prior experience in assimilating acquired or merged companies. Any acquisitions or investments we complete will likely involve some or all of the following risks:

•	difficulty of assimilating the new operations and personnel, products or technologies;

•	commercial failure of the new products;

•	disruption of our ongoing business;

•	diversion of resources;

•	inability of management to maintain uniform standards, controls, procedures and policies;

•	difficulty of managing our growth and information systems;

•	reduction in the overall growth rate of the combined organization;

•	risks of entering markets in which we have little or no prior experience; and

•	impairment of relationships with employees or customers.

In addition, future acquisitions, mergers or investments could result in potentially dilutive issuances of equity securities, use of cash or incurrence of debt and assumption of direct and contingent liabilities, any of which could have an adverse effect on our business and operating results or the price of our common stock.

The failure to attract or retain key management and technical employees and consultants could harm our business.

We are highly dependent on the efforts and abilities of our current management and key technical personnel. Our success will depend in part on retaining the services of our existing management and key personnel and attracting and retaining new highly qualified personnel. Failure to retain our existing key management and technical personnel or to attract additional highly qualified personnel could, among other things:

•	delay our ongoing discovery research efforts;

•	delay preclinical or clinical testing of our product candidates;

•	delay the regulatory approval process;

•	compromise our ability to negotiate additional collaborative arrangements; or

•	prevent us from successfully commercializing our product candidates.

In our field, competition for qualified management and technical personnel is intense. In addition, many of the companies with which we compete for experienced personnel have greater financial and other resources than we do. As a result of these factors, we may be unsuccessful in recruiting and retaining sufficient qualified personnel.

Risks Related to Our Industry

Rapid changes in technology and industry standards could render our potential products unmarketable.

We are engaged in a field characterized by extensive research efforts and rapid technological development. New drug discoveries and developments in our field and other drug discovery technologies are accelerating. Our competitors may develop technologies and products that are more effective than any we develop or that render our technology and potential products obsolete or noncompetitive. In addition, our potential products could become unmarketable if new industry standards emerge. To be successful, we will need to enhance our product candidates and design, develop and market new product candidates that keep pace with new technological and industry developments.

We may be required to defend lawsuits or pay damages in connection with the alleged or actual violation of fraud and abuse laws.

When we begin marketing and selling a product in the United States, we will be subject to various federal and state laws pertaining to health care fraud and abuse, including anti-kickback laws and false claims laws. Anti-kickback laws make it illegal for a prescription drug manufacturer to offer or pay any remuneration in exchange for, or to induce, the referral of business, including the purchase or prescription of a particular drug. The federal government has published regulations that identify safe harbors or exemptions for types of payment arrangements that do not violate the anti-kickback statutes. We will seek to comply with the safe harbors where possible. False claims laws prohibit anyone from knowingly and willingly presenting, or causing to be presented for payment to third-party payors (including Medicare and Medicaid), claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. Our activities relating to the sale and marketing of our products may be subject to scrutiny under these laws. Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including fines and civil monetary penalties, as well as the possibility of exclusion from federal health care programs (including Medicare and Medicaid). If the government were to allege against or convict us of violating these laws, there could be a material adverse effect on our business, including our stock price. Our activities could be subject to challenge for the reasons discussed above and due to the broad scope of these laws and the increasing prosecutorial resources and attention being devoted to the sales practices of pharmaceutical companies by law enforcement authorities. During the last few years, several companies have paid multi-million dollar fines for alleged violation of fraud and abuse laws, and several other companies are under active investigation.

We may incur substantial environmental liability arising from our activities involving the use of hazardous materials.

Our research and development activities involve the controlled use of chemicals, viruses, radioactive compounds and other hazardous materials. If an accident involving these materials were to occur, we could be held liable for any resulting damages, which liability could exceed our resources. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and certain waste products. Although we believe that our operations comply with the standards prescribed by these laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials.

Risks Related to Our Share Price and Corporate Control

Our stock price is volatile and the value of your investment may be subject to sudden decreases.

Our common stock price, like that of other pharmaceutical and biotechnology companies, is volatile. As a result, you maybe unable to sell your shares of our common stock (including shares acquired upon conversion of convertible debt, if any) at or above the price that you pay for them. Our common stock price may fluctuate due to factors such as:

•	timing and success of product launches;

•	regulatory announcements, proceedings or changes;

•	clinical trial results and other product-development announcements by us or our competitors;

•	competitive product developments;

•	intellectual property and legal developments;

•	actual or anticipated fluctuations in our quarterly and annual results;

•	developments concerning key personnel;

•	collaborations, mergers or strategic alliances in the pharmaceutical and biotechnology industries;

•	any financing transactions we may propose or complete; or

•	broader industry and market trends unrelated to our performance.

During periods of stock market price volatility, share prices of many pharmaceutical and biotechnology companies have often fluctuated in a manner not necessarily related to the companies’ operating performance. Accordingly, our common stock may be subject to greater price volatility than the market as a whole.

Future sales of shares by William H. Gates III could affect our stock price.

Mr. Gates, one of our directors, is our largest stockholder, owning approximately 9% of the outstanding shares of our common stock. He could sell a significant number of shares of our common stock in the public market, which could cause our stock price to decline.

An acquisition of us may be more difficult to complete, even if beneficial to our stockholders, due to our stockholders’ rights plan, antitakeover provisions in our charter documents and provisions of Delaware law and Washington law.

We have implemented a stockholders’ rights plan, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors. Provisions of our certificate of incorporation and bylaws will make it more difficult for a third party to acquire us on terms not approved by our board of directors, even if such acquisitions were beneficial to our stockholders, and may have the effect of deterring hostile takeover attempts. For example, our certificate of incorporation currently authorizes our board of directors to issue up to 2,000,000 shares of preferred stock and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of our common stock will be subject to, and may be harmed by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could reduce the voting power of the holders of our common stock and the likelihood that common stockholders will receive payments upon liquidation. In addition, our certificate of incorporation divides our board of directors into three classes having staggered terms, which would make it more difficult for a potential acquirer to replace our board of directors. We are also subject to provisions of Delaware law and Washington law that could have the effect of delaying, deferring or preventing a change in control. One Delaware law provision prevents us from engaging in a business combination with any interested stockholder for a period of three years from the date the person becomes an interested stockholder, unless specified conditions are satisfied. Our principal executive offices are located in Washington state, and we are subject to a provision of Washington law that prohibits us from engaging in a significant business transaction with an acquiring person for a period of five years from the date the person became an interested stockholder, unless specified conditions are satisfied. These and other impediments to a third-party acquisition or change of control could limit the price investors are willing to pay in the future for shares of our common stock.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities to fund research and clinical development, to fund commercialization of our potential products and for general corporate purposes. Pending use of the net proceeds, we may invest them in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 100,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of May 16, 2003, there were 62,374,880 shares of common stock outstanding, held of record by 2,164 stockholders. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Our Restated Certificate of Incorporation does not permit cumulative voting in the election of directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, subject to preferences that may be applicable to any outstanding preferred stock. In the event of liquidation, dissolution or winding up of ICOS, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are, and the shares of common stock to be sold in this offering will be, validly issued, fully paid and nonassessable.

Preferred Stock

The Board of Directors has authority, without stockholder approval, to issue 2,000,000 shares of preferred stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock. Accordingly, preferred stock could be issued with terms that could delay or prevent a change of control of ICOS or make removal of management more difficult. We have no shares of preferred stock outstanding and no present plans to issue any shares of preferred stock.

Warrants

In connection with the formation of ICOS Clinical Partners, L.P., a research and development partnership, we issued Series B Warrants to purchase shares of common stock. As of May 16, 2003, there were outstanding Series B Warrants to purchase an aggregate of 7,429,250 shares of common stock at any time prior to June 30, 2004 at an exercise price of $52.49 per share. The exercise price and the number of shares of common stock issuable upon exercise of each warrant will be appropriately adjusted in the event of stock splits, stock dividends, stock combinations or rights offerings involving the common stock. In the event of any reclassification or capital reorganization, or any consolidation or merger of ICOS with or into another entity, or any sale, lease or transfer to another person of all or substantially all the assets of ICOS, the holder of each outstanding warrant will have the right, upon subsequent exercise of such warrant, to purchase the kind and amount of shares of stock or other securities and property receivable upon such reclassification, capital reorganization, consolidation, merger, sale, lease or transfer that would have been received upon exercise of such warrant immediately prior thereto. The warrants do not confer upon the holder any voting or preemptive rights, or any other rights as a stockholder of ICOS.

Registration Rights

The holders of the Series B Warrants have certain registration rights with respect to the shares of common stock issuable upon exercise of these warrants. In addition, pursuant to an agreement between ICOS and the limited partners of ICOS Clinical Partners, L.P., the limited partners have certain registration rights with respect to shares of common stock that they may receive from ICOS if ICOS elects to purchase their partnership interests.

Antitakeover Effects of Stockholders’ Rights Plan, Charter Documents, Delaware Law and Washington Law

Provisions of our stockholders’ rights plan, our Restated Certificate of Incorporation, our Restated Bylaws, Delaware law and Washington law may be deemed to have an antitakeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

Stockholders’ Rights Plan.    We have implemented a stockholders’ rights plan, also called a poison pill, which would substantially reduce or eliminate the expected economic benefit to an acquirer from acquiring us in a manner or on terms not approved by our board of directors. Under the rights plan, the board of directors declared a dividend of one preferred share purchase right for each outstanding share of our common stock. Each right entitles its registered holder, under certain circumstances and upon the occurrence of certain events, to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock, at a purchase price of $250.00 per one one-hundredth of a preferred share, subject to adjustment. The rights are not exercisable until the distribution date. Until the distribution date, or earlier redemption or expiration of the rights, the rights may only be transferred with the shares of our common stock.

If a person or group (collectively, an Acquiring Person) acquires beneficial ownership of 15% or more of our outstanding shares of common stock, then each right (other than those held by an Acquiring Person, an affiliate, or an associate of that person) will entitle the holder to purchase, for the purchase price, the number of shares of our common stock that, at the time of the transaction, have a market value of twice the purchase price. In addition, if another entity acquires us in a merger or business combination, or purchases the majority of our assets, each right will entitle the holder to purchase the number of shares of common stock of the acquiror that have a market value equal to twice the purchase price. Any rights owned by an Acquiring Person, an affiliate, or an associate of that person, will be void and nontransferable. The board of directors may also elect to exchange each right, other than those that become void and nontransferable as described above, for shares of common stock, without payment of the purchase price. Should the board of directors make this election, the exchange rate would be an amount of preferred stock equal to one-half of the number of shares of common stock that would otherwise be issuable at that time upon the exercise of one right.

Preferred Stock.    As noted above, our board of directors, without stockholder approval, has the authority under our Restated Certificate of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of ICOS or make removal of management more difficult.

Election and Removal of Directors.    Our board of directors is divided into three classes, each class having a three-year term that expires on a year different from the other classes. At each annual meeting of stockholders, the successors to the class of directors whose terms are expiring are elected to serve for three-year terms. This classification of the board of directors has the effect of requiring at least two annual stockholder meetings to replace a majority of the directors. Our Restated Certificate of Incorporation authorizes only the board of directors to fill vacancies, including newly created directorships. In addition, our Restated Certificate of

Incorporation and our Restated Bylaws provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the outstanding shares of voting stock. Because this system of electing and removing directors generally makes it more difficult for stockholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of ICOS and may maintain the incumbency of the board of directors.

Stockholder Meetings.    Under our Restated Bylaws, our stockholders may call a special meeting only upon the request of holders of at least 20% of the outstanding shares. In addition, the Board of Directors, the Chairman of the Board and the President may call special meetings of stockholders.

Delaware Law.    We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, excluding shares held by persons who are directors and also officers, and employee stock plans; or

•	on or after the consummation date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting of stockholders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a direct or indirect financial benefit to the interested stockholder. An interested stockholder is generally a person who, together with affiliates and associates of that person, (a) owns 15% or more of the corporation’s voting stock or (b) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the prior three years.

Washington Law.    The law of Washington state, where our principal executive offices are located, imposes restrictions on transactions between foreign corporations and their significant stockholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a target corporation from engaging in significant business transactions with an acquiring person for a period of five years after the acquiring person acquires the shares unless before that date, a majority of the target corporation’s board of directors approved either the significant business transaction or the purchase of shares made by the acquiring person. An acquiring person is generally defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. Prohibited transactions include:

•	the merger, share exchange or consolidation of the target corporation with an acquiring person;

•	the termination of 5% or more of the employees of the target corporation employed in Washington over the five-year period following the acquiring person’s acquisition of 10% or more of the shares;

•	the issuance or transfer of shares, options, warrants or rights to acquire the target corporation’s shares to, or the redemption from, an acquiring person by the target corporation, except under limited circumstances;

•	the liquidation or dissolution of the target corporation proposed by or pursuant to an agreement with an acquiring person; and

•	the receipt by an acquiring person of any disproportionate direct or indirect benefit as a stockholder.

After the five-year period, a significant business transaction may take place so long as it complies with the fair price provisions of the statute or is approved by disinterested stockholders at an annual meeting of stockholders or special meeting of stockholders called to vote on the transaction.

Chapter 23B.19 applies to a foreign corporation if:

•	the corporation has a class of voting stock registered under Section 12 or 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•	the corporation’s principal executive offices are located in Washington;

•	any of (a) more than 10% of the corporation’s stockholders of record are Washington residents, (b) more than 10% of its shares of record are owned by Washington residents or (c) 1,000 or more of its stockholders of record are Washington residents;

•	a majority of the corporation’s employees are Washington residents or the corporation employs more than 1,000 Washington residents; and

•	a majority of the corporation’s tangible assets are located in Washington or the corporation has more than $50 million of tangible assets located in Washington.

A corporation may not opt out of this statute. If we continue to meet the definition of target corporation, Chapter 23B.19 may have the effect of delaying, deferring or preventing a change of control of ICOS.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC. Its address is 520 Pike Street, Seattle, Washington 98101, and its telephone number at this location is (206) 674-3030.

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture among ICOS and a trustee. The form of indenture, which includes the form of debt securities, has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.

The prospectus supplements will describe the particular terms and provisions of any series of debt securities. Therefore, you should rely on the information in the applicable prospectus supplement, especially when the information in the prospectus supplement is different from the information provided below. The provision of the prospectus supplement will control to the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary.

Because the following description is a summary, it does not describe every aspect of the debt securities, and is qualified in its entirety by the detailed information appearing in the applicable prospectus supplement.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture. We may issue debt securities from time to time in one or more series. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be unsecured obligations of ours and will rank equally with our other unsecured and unsubordinated indebtedness.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature or the method for determining those dates;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if there is any interest, and, if such rate is variable, the manner of calculating interest and the date from which interest will accrue or the method for determining such date or dates;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at the option of ICOS;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the terms and conditions of any redemption of the debt securities and any redemption price;

•	the denominations of the debt securities that we are authorized to issue;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities and any method by which that portion will be payable;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any additional events of default or covenants applicable to the debt securities;

•	if applicable, provisions related to the issuance of debt securities in book-entry form; and

•	any other special terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

The debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to those debt securities.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form

•	by checks mailed by the trustee to the holders of debt securities entitled to interest payments at their registered addresses or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the debt register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Book-Entry Procedures

The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in its name or in the name of Cede & Co., its nominee. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

DTC has advised us that:

•	DTC is:

•	a limited purpose trust company organized under the laws of the state of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

•	DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the DTC rules provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can act only on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.

Neither ICOS nor the trustee under the applicable indenture nor any agent of either of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only “holder of debt securities,” for purposes of the indenture, will be Cede & Co., as nominee of DTC, the trustee will not recognize holders of debt securities as “holders of debt securities,” and holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

Physical certificates will be issued to holders of a global security, or their nominees, if:

•	DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor or

•	we decide in our sole discretion to terminate the book-entry system through DTC.

In such event, the trustee under the applicable indenture will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of the definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees.

Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the applicable indenture.

No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Consolidation, Merger or Sale by ICOS

The indenture provides that we may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, if:

•	in the case of a merger or consolidation, we are the surviving corporation;

•	in the case of either a merger or consolidation where we are not the surviving corporation, or a sale, conveyance or other disposition of all or substantially all of our assets to another person:

•	the resulting, successor or acquiring person is a corporation organized and existing under the laws of the United States or any state thereof and

•	that corporation expressly assumes by supplemental indenture all our obligations under the debt securities, any related coupons and the indenture;

•	immediately after giving effect to the merger or consolidation, or the sale, conveyance, transfer, lease or other disposition, no default or event of default under the indenture will have occurred and be continuing; and

•	certain other conditions are met.

If a successor corporation assumes our obligations, then that successor corporation will succeed to and be substituted for us under the indenture and under the debt securities and any related coupons, and all our obligations will terminate.

Events of Default, Notice and Certain Rights on Default

Events of default under the indenture for a series of debt securities are defined as:

•	default for 90 days in payment of any interest on any debt security of that series or any related coupon or any additional amount payable for the debt securities of that series as specified in the applicable prospectus supplement when due;

•	default for 10 days in payment of principal or premium, if any, on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

•	default for 60 days after notice to us by the trustee, or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of that series, in the performance of any other agreement applicable to the debt securities of that series, in the indenture or in any supplemental indenture under which the debt securities of that series may have been issued;

•	default resulting in acceleration of other of our indebtedness for borrowed money if:

•	the aggregate principal amount of indebtedness that is accelerated exceeds $50 million;

•	the acceleration is not rescinded or annulled within 10 days after written notice of the acceleration is given to us by the trustee, or to us and the trustee by holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	the default that resulted in the acceleration of the other indebtedness is not cured or waived; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default specified in the indenture for the debt securities of any series occurs and is continuing, either the trustee for that series or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by written notice to us, may:

•	declare the principal of all the debt securities of that series to be due and payable or

•	in the case of original issue discount debt securities or indexed debt securities, declare the portion of the principal amount specified in the applicable prospectus supplement to be due and payable.

If the holders of debt securities of a series give notice of the declaration of acceleration to us, then they are also required to give notice to the trustee for that series.

The trustee for any series of debt securities is required to give notice to the holders of the debt securities of that series of all uncured defaults within 90 days after the occurrence of a default known to it on debt securities of that series. That notice will not, however, be given until 60 days after the occurrence of a default on debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest, if any, or make a mandatory sinking fund payment. In addition, the trustee may withhold that notice if and so long as a committee of its responsible officers in good faith determines that withholding that notice is in the interest of the holders of the debt securities of that series, except in the case of a default in payment on the debt securities of that series. Default means any event that is, or, after notice or passage of time or both, would be, an event of default.

The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. Subject to those trustee indemnification provisions, the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or power conferred on the trustee.

We will file annually with the trustee a certificate as to our compliance with all conditions and covenants of the indenture.

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series. A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived.

Modification of the Indenture

We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to ICOS and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	if allowed without penalty under applicable laws and regulations, permit payment in respect of debt securities in bearer form in the United States;

•	correct or supplement any inconsistent provisions or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or

•	cure any ambiguity or correct any mistake.

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the supplemental indenture, ICOS and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions; or

•	change the currency of payment.

Any supplemental indenture will be filed with the Commission as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our obligations for the debt securities of that series, which is referred to as “defeasance,” or

•	we will no longer be under any obligation to comply with certain covenants under the indenture, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.”

If this happens, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Those holders may look only to the deposited funds or obligations for payment.

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•	it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•	certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities:

•	will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and

•	will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the covenant defeasance had not occurred;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us.

If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable. In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following briefly summarizes certain general terms and provisions of the convertible debt securities. The convertible debt securities will be unsecured obligations and will be either senior or subordinated debt. Convertible senior debt will be issued under a convertible senior debt indenture. Convertible subordinated debt will be issued under a convertible subordinated debt indenture. The form of convertible debt indenture, which includes the form of convertible debt securities, has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.

Where we make no distinction between convertible senior debt securities and convertible subordinated debt securities or between the convertible senior debt indenture and the convertible subordinated debt indenture, those summaries refer to any convertible debt securities and either indenture. The prospectus supplements will describe the particular terms and provisions of any series of convertible debt securities. Therefore, you should rely on the information in the applicable prospectus supplement, especially when the information in the prospectus supplement is different from the information provided below. The provision of the prospectus supplement will control to the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary.

Because the following description is a summary, it does not describe every aspect of the convertible debt securities, and is qualified in its entirety by the detailed information appearing in the applicable prospectus supplement.

General

The indenture does not limit the aggregate principal amount of convertible debt securities that may be issued under the indenture. We may issue convertible debt securities from time to time in one or more series. The convertible senior debt securities will be unsecured and unsubordinated obligations of ours and will rank equally with our other unsecured and unsubordinated indebtedness. The convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under “Convertible Subordinated Debt Securities,” will be subordinated in right of payment to all of our senior indebtedness.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

•	the specific designation of the convertible debt securities, including whether they are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the convertible debt securities;

•	the maturity date or dates of the principal of the convertible debt securities or the method of determining the maturity date or dates;

•	the rate or rates, which may be fixed or variable, at which the convertible debt securities will bear interest, if there is any interest, or the method of calculating the interest rate or rates;

•	the date or dates that interest will accrue or the method of determining that date or dates;

•	the date or dates that interest will be payable and the record date or dates for the interest payment date or dates;

•	the place or places where the principal of or any premium and interest on the convertible debt securities will be payable;

•	if we may redeem, at our option, the convertible debt securities in whole or in part,

•	the period or periods for the redemption,

•	the price or prices for the redemption, and

•	the terms and conditions for the redemption;

•	if we are obligated to redeem or purchase the convertible debt securities in whole or in part, pursuant to any sinking fund or similar provisions, upon the happening of specified events or at the option of a holder of the convertible debt securities,

•	the period or periods for the redemption,

•	the price or prices for the redemption, and

•	the terms and conditions for the redemption;

•	the denominations of the convertible debt securities that we are authorized to issue;

•	the terms and conditions upon which conversion will be effected, including:

•	the conversion price,

•	the conversion period, and

•	other conversion provisions;

•	if other than the principal amount, the portion of the principal amount of the convertible debt securities that will be payable upon declaration of the acceleration of the maturity, or the method by which that portion will be determined;

•	the person to whom any interest on any convertible debt security will be payable, if other than the person in whose name that convertible debt security is registered on the applicable record date;

•	any addition to, or modification or deletion of, any event of default or any covenant of ours specified in the applicable indenture;

•	the application of the means of covenant defeasance specified for the convertible debt securities;

•	whether the convertible debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to, or modification or deletion of, any provision of the indenture related to the subordination of the convertible debt securities; and

•	any other special terms of the convertible debt securities.

Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

The convertible debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to those convertible debt securities.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the convertible debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may make interest payments on the convertible debt securities in registered form

•	by checks mailed by the trustee to the holders of convertible debt securities entitled to interest payments at their registered addresses or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the debt register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on convertible debt securities in registered form to the person in whose name the convertible debt security is registered at the close of business on the regular record date for that installment of interest.

Unless the applicable prospectus supplement otherwise sets forth, convertible debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Convertible debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Conversion Rights

An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares of our common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock as of a time stated in the prospectus supplement.

Convertible Subordinated Debt Securities

For any convertible subordinated debt securities, the following provisions will apply.

Before we pay the principal of, and premium and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness unless the indebtedness, by its terms, is subordinate in right of payment to or equal with the convertible subordinated debt securities. Indebtedness means the principal of, premium, if any, and any accrued and unpaid interest (including post-petition interest, whether or not allowable as a claim in bankruptcy) on:

•	indebtedness for money borrowed;

•	indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness;

•	obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; and

•	obligations under capitalized leases and equipment leases.

Indebtedness does not include amounts owed to trade creditors in the ordinary course of business.

We may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if:

•	any of our senior indebtedness is not paid when due (following the expiration of any applicable grace period) or

•	any other default on our senior indebtedness occurs and the maturity of any senior indebtedness is accelerated in accordance with its terms;

unless, in either case:

•	the failure to pay or the acceleration relates to senior indebtedness in an aggregate amount equal to or less than $50 million;

•	the default has been cured or waived or has ceased to exist;

•	the acceleration has been rescinded; or

•	the senior indebtedness has been paid in full.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not limit the right of the holders of the convertible subordinated debt securities to accelerate the maturity as a result of the payment default.

If any distribution of our assets is made upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to ICOS, the holders of senior indebtedness will be entitled to receive payment in full before the holders of the convertible subordinated debt securities are entitled to receive any payment. Because of this subordination, in the event of insolvency, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

Book-Entry Procedures

The applicable prospectus supplement for each series of convertible debt securities will state whether those convertible debt securities will be subject to the following provisions.

Unless convertible debt securities in physical form are issued, the convertible debt securities will be represented by one or more fully registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee. No holder of convertible debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

DTC has advised us that:

•	DTC is:

•	a limited purpose trust company organized under the laws of the state of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

•	DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

•	DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the convertible debt securities may do so only through DTC participants. In addition, holders of the convertible debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of convertible debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the convertible debt securities. Under the book-entry system, holders of convertible debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

DTC participants will be responsible for distributions to holders of convertible debt securities, which distributions will be made in accordance with customary industry practices. Although holders of convertible debt securities will not have possession of the convertible debt securities, DTC rules provide a mechanism by which those holders will receive payments and be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can act only on behalf of DTC participants, the ability of holders of convertible debt securities to pledge the convertible debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the convertible debt securities may be limited due to the lack of physical certificates for the convertible debt securities.

Neither ICOS nor the trustee under the applicable indenture nor any agent of either of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the convertible debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only “holder of convertible debt securities,” for purposes of the indenture, will be Cede & Co., as nominee of DTC, the trustee will not recognize holders of convertible debt securities as “holders of convertible debt securities,” and holders of convertible debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of convertible debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related convertible debt securities are credited.

All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

Physical certificates will be issued to holders of beneficial interests in a global certificate, or their nominees, if:

•	DTC advises the trustee in writing that it is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor or

•	we decide in our sole discretion to terminate the book-entry system through DTC.

In such event, the trustee under the applicable indenture will notify all holders of convertible debt securities through DTC participants of the availability of such physical convertible debt securities. Upon surrender by DTC of the definitive global note representing the convertible debt securities and receipt of instructions for reregistration, the trustee will reissue the convertible debt securities in physical form to holders or their nominees.

Convertible debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the applicable indenture.

No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Consolidation, Merger or Sale by ICOS

The indenture provides that we may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, if:

•	in the case of a merger or consolidation, we are the surviving corporation;

•	in the case of either a merger or consolidation where we are not the surviving corporation, or a sale, conveyance or other disposition of all or substantially all of our assets to another person:

•	the resulting successor or acquiring person is a corporation organized and existing under the laws of the United States or any state thereof and

•	that corporation expressly assumes by supplemental indenture all our obligations under the convertible debt securities, any related coupons and the indenture;

•	immediately after giving effect to the merger or consolidation, or the sale, conveyance, transfer, lease or other disposition, no default or event of default under the indenture will have occurred and be continuing; and

•	certain other conditions are met.

If a successor corporation assumes our obligations, then that successor corporation will succeed to and be substituted for us under the indenture and under the convertible debt securities and any related coupons, and all our obligations will terminate.

Events of Default, Notice and Certain Rights on Default

Events of default under the indenture for a series of convertible debt securities are defined as:

•	default for 90 days in payment of any interest on any convertible debt security of that series or any related coupon or any additional amount payable for the convertible debt securities of that series as specified in the applicable prospectus supplement when due;

•	default for 10 days in payment of principal or premium, if any, on redemption or otherwise, or in the making of a mandatory sinking fund payment of any convertible debt securities of that series when due;

•	default for 60 days after notice to us by the trustee, or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding convertible debt securities of that series, in the performance of any other agreement applicable to the convertible debt securities of that series, in the indenture or in any supplemental indenture under which the convertible debt securities of that series may have been issued;

•	default resulting in acceleration of other of our indebtedness for borrowed money if:

•	the aggregate principal amount of indebtedness that is accelerated exceeds $50 million;

•	the acceleration is not rescinded or annulled within 10 days after written notice of the acceleration is given to us by the trustee, or to us and the trustee by holders of not less than 25% in aggregate principal amount of the outstanding convertible debt securities of that series; and

•	the default that resulted in the acceleration of the other indebtedness is not cured or waived; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default specified in the indenture for the convertible debt securities of any series occurs and is continuing, either the trustee for that series or the holders of not less than 25% in aggregate principal amount of the outstanding convertible debt securities of that series, by written notice to us, may

•	declare the principal of all the convertible debt securities of that series to be due and payable or

•	in the case of original issue discount convertible debt securities or indexed convertible debt securities, declare the portion of the principal amount specified in the applicable prospectus supplement to be due and payable.

If the holders of convertible debt securities of a series give notice of the declaration of acceleration to us, then they are also required to give notice to the trustee for that series.

The trustee for any series of convertible debt securities is required to give notice to the holders of the convertible debt securities of that series of all uncured defaults within 90 days after the occurrence of a default known to it on convertible debt securities of that series. That notice will not, however, be given until 60 days after the occurrence of a default on convertible debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest, if any, or make a mandatory sinking fund payment. In addition, the trustee may withhold that notice if and so long as a committee of its responsible officers in good faith determines that withholding that notice is in the interest of the holders of the convertible debt securities of that series, except in the case of a default in payment on the convertible debt securities of that series. Default means any event that is, or, after notice or passage of time or both, would be, an event of default.

The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of convertible debt securities, unless those holders have offered the trustee reasonable indemnity. Subject to those trustee indemnification provisions, the holders of not less than a majority in aggregate principal amount of the convertible debt securities of each series affected (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or power conferred on the trustee.

We will file annually with the trustee a certificate as to our compliance with all conditions and covenants of the indenture.

The holders of not less than a majority in aggregate principal amount of any series of convertible debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all convertible debt securities of that series, any past default or event of default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series. A default or event of default in the payment of the principal of, or premium or interest on, any convertible debt security and certain other defaults may not, however, be waived.

Modification of the Indenture

We, as well as the trustee for a series of convertible debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the convertible debt securities, in order to:

•	evidence the succession of another corporation to ICOS and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure the convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	evidence and provide for successor trustees;

•	if allowed without penalty under applicable laws and regulations, permit payment in respect of convertible debt securities in bearer form in the United States;

•	correct or supplement any inconsistent provisions or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indenture in any material respect; or

•	cure any ambiguity or correct any mistake.

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding convertible debt securities of each series affected by the supplemental indenture, ICOS and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of convertible debt securities of that series. No supplemental indenture may, however, without the consent of the holder of each convertible debt security that is affected:

•	change the time for payment of principal or interest on any convertible debt security;

•	reduce the principal of, or any installment of principal of, or interest on any convertible debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any convertible debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount convertible debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any convertible debt security;

•	modify the conversion rights or provisions with respect to subordination in a manner adverse to the holders;

•	reduce the percentage in principal amount of the outstanding convertible debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions; or

•	change the currency of payment.

Any supplemental indenture will be filed with the Commission as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Covenant Defeasance

If the applicable prospectus supplement so indicates, we may elect to be released from our obligations for certain covenants applicable to the convertible debt securities of any series upon deposit with the related trustee of an amount sufficient to discharge the indebtedness evidenced by the convertible debt securities of that series. The deposit must consist of either money or obligations of the United States or any agency or instrumentality of the United States the payment of which is backed by the full faith and credit of the United States, which, through the payment of principal and interest on those obligations and complying with their terms, will provide funds in an aggregate amount sufficient to pay when due, including as a consequence of redemption in respect of which notice is given on or prior to the date of irrevocable deposit, the principal of, premium, if any, and interest on all convertible debt securities of the series.

When a covenant defeasance occurs, we will:

•	be released only from our obligations to comply with certain covenants contained in the indenture relating to the convertible debt securities and

•	continue to be obligated in all other respects under those convertible debt securities.

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to covenant defeasance are as follows:

•	the covenant defeasance must not result in a breach or violation of, or constitute a default or event of default under, the indenture or any other of our material agreements or instruments;

•	certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease the convertible debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of the convertible debt securities:

•	will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and

•	will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the covenant defeasance had not occurred;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions precedent to covenant defeasance; and

•	we must comply with any additional conditions to the covenant defeasance that the indenture may impose on us.

If we exercise our covenant defeasance option, payment of the convertible debt securities may not be accelerated because of a default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the convertible debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

The applicable prospectus supplement may further describe the provisions, if any, applicable to covenant defeasance for convertible debt securities of a particular series.

PLAN OF DISTRIBUTION

We may sell the common stock, debt securities or convertible debt securities offered by this prospectus in one or more transactions:

•	to or through underwriters;

•	through dealers, agents or institutional investors;

•	directly to purchasers; or

•	through a combination of these methods.

We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:

•	the material terms of the distribution, including the number and type of securities, the purchase price of the securities and the proceeds we will receive from the sale;

•	the identity of any underwriters, dealers, agents or purchasers that will purchase the securities and the nature of their obligations to take the securities;

•	the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents; and

•	the terms of any indemnification provisions.

The sale of the securities may be effected in transactions:

•	on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or in the over-the-counter market; or

•	through the writing of options.

We may directly solicit offers to purchase securities and we may make sales of securities directly to institutional investors or others in jurisdictions where we are authorized to do so.

We may sell all or a portion of the securities offered by this prospectus in one or more transactions to or through underwriters, who may sell the securities to or through dealers. In connection with the sale of our securities, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the securities for whom they may act as agents, in the form of underwriting discounts, concessions or commissions and may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or purchasers that participate in the distribution of the securities, and any broker-dealers or other persons acting on behalf of parties that participate in the distribution of the securities, are “underwriters” under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the securities they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Any underwriters used in an offering may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may designate agents to distribute the securities offered by this prospectus. We may authorize dealers or other persons acting as our agents to solicit offers by institutional investors to purchase the securities from us under contracts that provide for payment and delivery on a future date. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us or perform services for us in the ordinary course of business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, in any prospectus supplement and in the documents incorporated by reference, including the documents listed below in the section entitled “Where You Can Find More Information,” contain forward-looking statements, which provide our current expectations or forecasts of future events. Forward-looking statements include, without limitation:

•	information concerning possible or assumed future results of operations, trends in financial results and business plans;

•	statements about our product development activities and schedules;

•	statements about our expectations for regulatory approvals for any of our product candidates;

•	statements about our potential or prospects for future product sales;

•	statements about the level of our costs and operating expenses relative to our revenues, and about the expected composition of our revenues;

•	statements about our future capital requirements and the sufficiency of our cash, cash equivalents, investments and other sources of funds to meet these requirements;

•	statements about the outcome of contingencies such as legal proceedings;

•	other statements about our plans, objectives, expectations and intentions; and

•	other statements that are not historical fact.

In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe” or “intend,” but the absence of those words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus. Other factors besides those described in this prospectus could also affect actual results. You should carefully consider the factors described in the section entitled “Risk Factors” in evaluating our forward-looking statements.

You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update any forward-looking statements to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the Commission after the date of this prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974 and its amendments, or ERISA, imposes restrictions on many employee benefit plans and on their fiduciaries. Before purchasing any of these securities on behalf of a plan, a plan fiduciary should make sure that the plan’s governing documents permit the purchase. The plan fiduciary should also verify that the purchase is prudent and appropriate in view of the plan’s overall investment policy and its existing investments.

ERISA Section 406 and Internal Revenue Code, or Code, Section 4975 prohibit transactions involving a plan’s assets when the transaction is with a “party in interest” under ERISA Section 3(14) or a “disqualified person” under Code Section 4975. An underwriter and its affiliates involved in the sale of securities might be parties in interest or disqualified persons with respect to a plan purchasing securities. This is true because the underwriter or its affiliate provides services to the plan. ICOS might also be a party in interest or a disqualified person with respect to a plan purchasing securities.

A transaction to purchase securities that is prohibited under ERISA Section 406 or Code Section 4975 might result in personal liability for the plan’s fiduciaries, civil penalties being imposed on parties in interest or an excise tax being imposed on disqualified persons. In addition, if the plan asset involved in a prohibited transaction is an individual retirement account or an individual retirement annuity, each an IRA, the IRA would lose its tax-exempt status.

There are certain exemptions from the prohibited transaction provisions of ERISA Section 406 and Code Section 4975, including:

•	prohibited transaction class exemption, or PTCE, 75-1, Part II or Part III, exemptions for specific principal transactions involving sales or purchases of securities between plans and parties in interest;

•	PTCE 84-14, an exemption for specific transactions determined by an independent qualified professional asset manager;

•	PTCE 90-1, an exemption for specific transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for specific transactions involving bank collective funds;

•	PTCE 95-60, an exemption for specific transactions involving life insurance company general accounts; and

•	PTCE 96-23, an exemption for specific transactions involving in-house asset managers.

Thus, if a plan fiduciary wants to enter into a transaction with a party in interest or a disqualified person with respect to a plan, the fiduciary should assure himself or herself that an exemption to the prohibited transaction provisions of ERISA and Code Section 4975 applies to the purchase and holding of the securities.

Any fiduciary of any pension plan, IRA or other employee benefit plan who is considering the acquisition of any of these securities should consult with his or her counsel prior to acquiring such securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the Commission. We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock, debt securities and convertible debt securities we are offering under this prospectus. As permitted by the Commission, this prospectus does not contain all of the information in the registration statement and the exhibits to the registration statement. For further information about ICOS and the securities we are offering under this prospectus, we refer you to the registration statement, including its exhibits. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information about the Public Reference Room by calling 1-800-SEC-0330. The Commission also maintains a Web site at http://www.sec.gov that contains reports, registration statements and other information that we have filed electronically with the Commission.

The Commission allows us to “incorporate by reference” the information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 13, 2003;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on April 30, 2003;

•	our definitive proxy statement on Schedule 14A, dated March 12, 2003 in connection with our May 2, 2003 annual meeting of stockholders;

•	the description of our common stock contained in our registration statement on Form 8-A/A filed on May 21, 2003 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating that description; and

•	the description of our Series A Junior participating preferred stock contained in our registration statement on Form 8-A filed on August 9, 2002 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference all documents we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (a) after the filing date of the initial registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before all of the securities registered under the registration statement are sold. The most recent information that we file with the Commission automatically updates and supersedes older information. The information contained in any such filing will be deemed to be part of this prospectus as of the date on which the document is filed, and any older information that has been modified or superseded will not be deemed to be a part of this prospectus.

Documents incorporated by reference, excluding exhibits, are available from us without charge. You may obtain documents incorporated by reference by requesting them in writing from ICOS Corporation, 22021—20th Avenue S.E., Bothell, Washington 98021, Attention: Investor Relations Department, or by calling (425) 485-1900.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock, debt securities and convertible debt securities will be passed on for ICOS by Orrick, Herrington & Sutcliffe LLP, Seattle, Washington.

EXPERTS

The consolidated financial statements of ICOS Corporation and subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, the financial statements of Lilly ICOS LLC (a development stage company) as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, and the period from October 2, 1998 (inception) to December 31, 2002, and the financial statements of Suncos Corporation (a development stage corporation) as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, and the period from February 6, 1997 (inception) through December 31, 2002, have been incorporated by reference into this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference into this prospectus and in the registration statement, and upon the authority of that firm as experts in accounting and auditing.

The report of KPMG LLP covering the December 31, 2002 consolidated financial statements of ICOS Corporation refers to a change in the method of accounting for nonrefundable technology license fees and milestone payments in 2000.

The report of KPMG LLP covering the December 31, 2002 financial statements of Suncos Corporation refers to a decision by the stockholders to discontinue the development of Pafase with no current plans for further development activities by Suncos Corporation.

$150,000,000

Common Stock

Debt Securities

Convertible Debt Securities

PROSPECTUS

May     , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$12,135
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 15.    Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (DGCL) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that, to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 10 of ICOS’s Restated Bylaws requires indemnification of officers and directors to the fullest extent permitted under Delaware law. Subject to any restrictions imposed by Delaware law, the Restated Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person entitled to indemnification in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of ICOS or that, being or having been a director or officer or an employee of ICOS, such person is or was serving at the request of ICOS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. Approval by its board of directors is required, however, with respect to indemnification for any proceeding initiated by a person entitled to indemnification. The Restated Bylaws also provide that ICOS may, by action of its board of directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Article 10 of ICOS’s Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of ICOS shall not be liable to ICOS or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of ICOS for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ICOS’s officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which ICOS grants them indemnification and for which they become legally obligated to pay on account of claims made against them for “wrongful acts” committed before or during the policy period. Additionally, ICOS’s outside directors are covered by a similar insurance policy.

The underwriting agreements, which have been or will be filed as exhibits hereto or incorporated by reference herein, contain provisions whereby the underwriters agree to indemnify ICOS, its directors and certain officers and other persons.

Item 16.    Exhibits

(a)    The following Exhibits are filed as part of this registration statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement for Common Stock of ICOS*

1.2	Form of Underwriting Agreement for Debt Securities of ICOS*

1.3	Form of Underwriting Agreement for Convertible Debt Securities of ICOS*

4.1	Form of Debt Securities Indenture of ICOS

4.2	Form of Convertible Debt Securities Indenture of ICOS

4.3	Form of Debt Securities of ICOS (included in Exhibit 4.1)

Exhibit Number	Description

4.4	Form of Convertible Debt Securities of ICOS (included in Exhibit 4.2)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

12.1	Computation of Ratio of Earnings to Fixed Charges of ICOS*

23.1	Consent of KPMG LLP, Independent Certified Public Accountants

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

25.1	Form T-1 Statement of Eligibility of Trustee under Debt Securities Indenture of ICOS*

25.2	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Securities Indenture of ICOS*

*	To be filed by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.    Undertakings

A.    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

D.    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Bothell, state of Washington, on the 27th day of May, 2003.

ICOS CORPORATION

By:	/s/ PAUL N. CLARK
Name:	Paul N. Clark
Title:	Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Paul N. Clark, John B. Kliewer and Michael A. Stein, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of May, 2003.

Signature	Title

/s/ PAUL N. CLARK Paul N. Clark	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ MICHAEL A. STEIN Michael A. Stein	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GARY L. WILCOX Gary L. Wilcox	Director

/s/ FRANK T. CARY Frank T. Cary	Director

/s/ JAMES L. FERGUSON James L. Ferguson	Director

Signature	Title

/s/ WILLIAM H. GATES III William H. Gates III	Director

/s/ DAVID V. MILLIGAN David V. Milligan	Director

/s/ ROBERT W. PANGIA Robert W. Pangia	Director

/s/ WALTER B. WRISTON Walter B. Wriston	Director

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement for Common Stock of ICOS*

1.2	Form of Underwriting Agreement for Debt Securities of ICOS*

1.3	Form of Underwriting Agreement for Convertible Debt Securities of ICOS*

4.1	Form of Debt Securities Indenture of ICOS

4.2	Form of Convertible Debt Securities Indenture of ICOS

4.3	Form of Debt Securities of ICOS (included in Exhibit 4.1)

4.4	Form of Convertible Debt Securities of ICOS (included in Exhibit 4.2)

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

12.1	Computation of Ratio of Earnings to Fixed Charges of ICOS*

23.1	Consent of KPMG LLP, Independent Certified Public Accountants

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

25.1	Form T-1 Statement of Eligibility of Trustee under Debt Securities Indenture of ICOS*

25.2	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Securities Indenture of ICOS*

*	To be filed by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.